UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2024
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Suite 3300, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE
5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062	KMPB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 1, 2024, upon approval by the shareholders at the 2024 Annual Meeting of Shareholders of Kemper Corporation, Kemper Corporation (the “Company”) adopted the Amended and Restated Kemper Corporation 2023 Omnibus Plan (the “2023 A&R Plan”). The 2023 A&R Plan increased the total number of shares of common stock authorized for issuance by 800,000 shares. A description of the material terms of the 2023 A&R Plan is set forth under the heading “Summary Description of the 2023 A&R Plan” in the Company’s proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 20, 2024, which description is hereby incorporated into this Item 5.02 by reference. The text of the 2023 A&R Plan is set forth in Appendix B to the Proxy Statement, which text is hereby incorporated into this Item 5.02 by reference. The 2023 A&R Plan is also incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of the Company was held on Wednesday, May 1, 2024 to vote on four (4) proposals, for which the final vote results are set forth below.

Proposal 1: Election of Directors.

Shareholders elected each of the ten (10) nominees named in the Proxy Statement for director. Vote results were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Teresa A. Canida	53,590,988	664,389	31,797	5,724,308
George N. Cochran	53,316,858	488,905	481,411	5,724,308
Jason N. Gorevic	53,281,469	954,137	51,568	5,724,308
Lacy M. Johnson	53,037,444	772,679	477,051	5,724,308
Joseph P. Lacher, Jr.	51,848,336	1,558,587	880,251	5,724,308
Gerald Laderman	53,852,542	384,467	50,165	5,724,308
Suzet M. McKinney	53,887,746	348,932	50,496	5,724,308
Alberto J. Paracchini	53,958,793	290,396	37,985	5,724,308
Stuart B. Parker	52,827,564	1,407,436	52,174	5,724,308
Susan D. Whiting	52,957,090	1,296,799	33,285	5,724,308

Proposal 2: Advisory vote to approve the compensation of the Company’s Named Executive Officers.

A majority of shareholders voted, on an advisory basis, to approve the compensation of the Company’s Named Executive Officers. Vote results were as follows:

For	Against	Abstain	Broker Non-Votes
49,933,483	4,243,098	110,593	5,724,308

Proposal 3: Vote to approve the Company’s Amended and Restated 2023 Omnibus Plan.

A majority of shareholders voted in favor of the Company’s Amended and Restated 2023 Omnibus Plan. Vote results were as follows:

For	Against	Abstain	Broker Non-Votes
52,197,963	1,985,175	104,036	5,724,308

Proposal 4: Advisory vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024.

A majority of shareholders voted, on an advisory basis, to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024. Vote results were as follows:

For	Against	Abstain
58,764,660	1,183,292	63,530

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.
On May 1, 2024, the Company issued a press release announcing that its Board of Directors has separated the roles of chairman and chief executive officer and that Gerald B. Laderman has been elected as Chairman. A copy of the Company’s press release is attached as Exhibit 99.1. This exhibit is being furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Amended and Restated Kemper Corporation 2023 Omnibus Plan (incorporated by reference from Appendix B to the Proxy Statement filed on March 20, 2024)
99.1	Press release, dated May 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	May 2, 2024	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Executive Vice President, Secretary and General Counsel